Exhibit 99.4

RETRACTABLE TECHNOLOGIES, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

This Retractable Technologies, Inc. Nonqualified Stock Option Agreement (the “Agreement”) is made and entered into by and between RETRACTABLE TECHNOLOGIES, INC. (the “Company”) and HARRY WATSON (the “Optionee”). The Company and the Optionee are sometimes hereinafter collectively referred to as the “Parties.”

(1) OPTION. The Company hereby confirms its grant as of September 30, 2002, to the Optionee of the right and option to purchase twenty-five thousand (25,000) shares of the Common Stock of the Company on the terms set forth in this Agreement (the “Option”). The options granted are designated as nonqualified stock options. This Option shall be exercisable as follows:

Date	Shares
September 30, 2002	25,000

(2) TERMINATION OF OPTION. The unexercised portion of this Option which has become exercisable shall automatically and without notice terminate and become null and void after September 30, 2012. The unexercised portion of an Option with respect to which there has been a partial exercise shall remain exercisable during its remaining term.

(3) EXERCISE OF OPTION. This Option shall be exercised by the Optionee (or by his executors) as to all or part of the shares covered hereby, by the giving of written notice of such exercise, in substantially the form set forth in Exhibit A, attached hereto and incorporated herein for all purposes, to the Company specifying the number of shares to be purchased and specifying a business day (the “Exercise Date”) not less than five (5) days nor more than one (1) month from the date such notice is given, for the payment of the purchase price against delivery of the shares being purchased. The giving of such written notice to the Company shall constitute an irrevocable election to purchase the number of shares specified in the notice and to exercise the right on the date specified in the notice. Upon payment of all amounts due from the Optionee, the Company shall cause certificates for any shares to be delivered to the Optionee (or the person exercising the Optionee’s options in the event of his death) at its principal business office within ten (10) business days after the Exercise Date.

(4) OPTION PRICE. The purchase price of the shares which may be purchased pursuant to this Option shall be Six Dollars and Ninety Cents ($6.90) per share (the “Option Price”).

RETRACTABLE TECHNOLOGIES, INC.

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(5) NO RIGHTS PRIOR TO ISSUANCE OF CERTIFICATE. Neither the Optionee nor his executors shall have any of the rights of a shareholder of the Company with respect to the shares subject to this Option until a certificate or certificates for such shares shall have been issued upon the exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued.

(6) NONASSIGNABILITY. This Option may not be transferred without Company consent in the Company’s absolute and sole discretion.

(7) ADJUSTMENT FOR CORPORATE EVENTS. In the event of any stock split, stock dividend, reclassification, or recapitalization which changes the character or amount of the Company’s outstanding Common Stock while any portion of this Option is outstanding but unexercised, or if the Company participates in any transaction resulting in a corporate merger, consolidation, acquisition of property or stock, separation, reorganization (where the Company is the surviving entity), or liquidation, the Board of Directors of the Company or any surviving corporation shall take reasonable steps to prevent dilution of the Option.

(8) REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE; LEGEND. The Optionee, by his acceptance hereof, represents and warrants to the Company that his purchase of shares of Common Stock upon the exercise hereof shall be for investment and not with a view to distribution or sale, provided that this representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the “Act”), or without such representation and warranty is exempt from registration under the Act. The Optionee agrees that the obligation of the Company to issue shares upon the exercise of an option shall also be subject as conditions precedent to compliance with applicable provisions of the Act, the Securities Exchange Act of 1934, as amended, state securities laws, rules and regulations under any of the foregoing, and applicable requirements of any securities exchange and/or securities market upon which the Company’s securities shall be listed and/or quoted. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of this Option.

(9) OPTIONEE ACKNOWLEDGMENT. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board of Directors of the Company, upon any questions arising under this Agreement.

(10) LEGAL CONSTRUCTION. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect

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for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

(11) COVENANTS AND AGREEMENTS AS INDEPENDENT AGREEMENTS. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

(12) ENTIRE AGREEMENT. This Agreement and the Exhibit A, which is attached hereto and incorporated herein for all purposes, supersede any and all other prior understandings and agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and constitute the sole and only agreement between the Parties with respect to the said subject matter. All prior negotiations and agreements between the Parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and that any agreement, statement, or promise that is not contained in this Agreement or in the attached exhibit shall not be valid or binding or of any force or effect. In the event of any conflict among this Agreement and any other agreements, the terms of this Agreement shall control.

(13) PARTIES BOUND. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the Parties and their respective heirs, executors, legal representatives, and permitted successors and assigns.

(14) TEXAS LAW TO APPLY. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE OF TEXAS LAW THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION, OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE).

(15) MODIFICATION. No change or modification of this Agreement shall be valid or binding upon the Parties unless the change or modification is in writing and signed by the Parties.

(16) TIME. Time is of the essence in the performance of this Agreement.

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(17) HEADINGS. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

(18) GENDER AND NUMBER. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(19) NOTICE. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Optionee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

(A)	Notice to the Company shall be addressed and delivered as follows:

RETRACTABLE TECHNOLOGIES, INC.

P.O. BOX 9

511 LOBO LANE

LITTLE ELM, TEXAS 75068-0009

ATTENTION: THOMAS J. SHAW

      PRESIDENT AND CHIEF EXECUTIVE OFFICER

(B)	Notice to the Optionee shall be addressed and delivered as follows:

HARRY WATSON

3312 JOHN MUIR COURT

PLANO, TEXAS 75023

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IN WITNESS WHEREOF, RETRACTABLE TECHNOLOGIES, INC. and HARRY WATSON have entered into this Nonqualified Stock Option Agreement on January 22, 2003, effective as of September 30, 2002.

RETRACTABLE TECHNOLOGIES, INC.

BY:	/s/ THOMAS J. SHAW
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATTEST:

/s/ MICHELE M. LARIOS
MICHELE M. LARIOS
SECRETARY

ACCEPTED AND AGREED TO:

/s/ HARRY WATSON	4/3/2003
HARRY WATSON
OPTIONEE

RETRACTABLE TECHNOLOGIES, INC.

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EXHIBIT A -

NOTICE OF EXERCISE OF NONQUALIFIED

STOCK OPTION AND RECORD OF STOCK TRANSFER

To:	Retractable Technologies, Inc.

I hereby exercise (all/a portion of) my Nonqualified Stock Option granted by RETRACTABLE TECHNOLOGIES, INC., as of September 30, 2002, and notify you of my desire to purchase                              shares of Common Stock of the Company which were offered to me pursuant to said Option.

The Option Price due for this purchase is $                             in cash.

DATED:                                 ,             .

“Date of Notice”

HARRY WATSON
OPTIONEE

EXHIBIT A - NOTICE OF EXERCISE OF NONQUALIFIED

STOCK OPTION AND RECORD OF STOCK TRANSFER - Page Solo